As filed with the Securities and Exchange Commission on October 19, 2007

Registration No. 333-137270

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO SB-2 ON

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ICOP DIGITAL, INC.

(Name of issuer in its charter)

Colorado	3663	84-1493152
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code No.)	(IRS Employer Identification No.)

16801 W. 116th Street

Lenexa, Kansas 66219

(913) 338-5550

(Address and Telephone Number of Principal Executive

Office and Principal Place of Business)

David C. Owen

16801 W. 116th Street

Lenexa, Kansas 66219

(913) 338-5550

(Name, Address and Telephone Number of Agent for Service)

Copies to:

Mark A. von Bergen

David C. Wang

Holland & Knight LLP

2300 US Bancorp Tower

111 SW Fifth Avenue

Portland, Oregon 97204

(503) 243-2300

Approximate Date of Commencement of Proposed Sale to Public: As soon as practicable after the effective date of registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Post-Effective Amendment No. 1 on Form S-3 amends the Registration Statement on Form SB-2 of ICOP Digital, Inc. (the “Company”), declared effective by the Securities and Exchange Commission on October 16, 2006. This Post-Effective Amendment does not register any additional securities, but is being filed for the purposes of converting the registration on Form SB-2 into a registration on Form S-3. All filing fees payable in connection with the registration of the securities were previously paid in connection with the filing on Form SB-2.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the related registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

[Prospectus]

SUBJECT TO COMPLETION, DATED OCTOBER 19, 2007

PRELIMINARY PROSPECTUS

ICOP DIGITAL, INC.

1,150,000 Shares of Common Stock

This prospectus covers the sale of up to 1,150,000 shares of our common stock issuable upon the exercise of redeemable warrants issued in a public offering conducted by us in October 2006.

In October 2006, we completed a public offering of 1,150,000 shares and 1,150,000 redeemable warrants. Each redeemable warrant is exercisable for one share of common stock at $6.19 per share until July 8, 2010, unless redeemed earlier. The redeemable warrants are redeemable at a price of $0.25 per warrant at any time after our accumulated gross revenue, as reviewed by our independent auditors, exceeds $15 million, by giving not less than 30 days prior written notice to the holders of the redeemable warrants.

If all of the redeemable warrants listed above are exercised, we would receive gross proceeds of up to $7,118,500 before deducting expenses estimated at $17,500, and payment of warrant solicitation fees of up to $355,925.

Our common stock and redeemable warrants are traded on the Nasdaq Capital Market under the symbols “ICOP” and “ICOPW,” respectively. On October 17, 2007, the last reported sale prices of our common stock and redeemable warrants on the Nasdaq Capital Market were $6.42 per share and $1.00 per warrant, respectively.

Our principal executive offices are located at 16801 W. 116th Street, Lenexa, Kansas 66219.

These are speculative securities. Investing in these securities involves significant risks. You should purchase these securities only if you can afford a complete loss of your investment. See “ Risk Factors” beginning on page 2.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is October             , 2007.

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We own the following trademarks: ICOP®, ICOP Digital®, the ICOP Digital logo, ICOP Model 20/20®, and Advancing Surveillance Technology ®. We are seeking trademark protection for a variety of other marks, including ICOP Guardian, ICOP LIVE, ICOP Model 4000, A Veil of Protection, ICOP LIVE Platform, ICOP Guardian LIVE, and ICOP iVault MMS. All other brand names or trademarks appearing in this prospectus are the property of their respective owners.

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PROSPECTUS SUMMARY

This is only a summary and does not contain all the information that may be important to you. You should read the more detailed information contained in this prospectus, including the risk factors beginning on page 2. References to “we,” “us,” “our,” “ICOP,” “ICOP Digital” or the “Company” mean ICOP Digital, Inc.

ICOP Digital, Inc.

Headquartered in Lenexa, Kansas, ICOP Digital, Inc. protects people, assets and profits, providing a Veil of Protection™ for the world’s communities with innovative, mission-critical security, surveillance and communication solutions.

ICOP was formed in May 2002 largely in response to the tragic events of September 11, 2001. Since that time, the Company has singularly focused on pioneering community-centric surveillance products and solutions capable of materially advancing and optimizing the safety, effectiveness, and positive impact of first responders.

ICOP has carefully and methodically executed branding, corporate positioning and product development strategies that have served to affirm and support its underpinning belief: “Without local security, there can be no national security.” As a result, the Company has fast emerged as a globally recognized leader in the delivery of digital, in-car video recording systems for law enforcement; and, in 2007, plans to release a unique suite of innovative, fully integrated, live surveillance products and wireless communications solutions that will leverage its established and rapidly growing customer base in law enforcement to revolutionize how first responders react and respond to crisis situations at the local, state and federal levels.

The Company’s flagship product, the ICOP Model 20/20®, is an award-winning digital in-car video recorder solution developed by ICOP for specific use in law enforcement. Routinely cited for its ease of use and installation, robust and intuitive functionality, superior audio and video quality, officer safety-conscious design, performance excellence and cost effectiveness, the ICOP Model 20/20 has been widely adopted by law enforcement agencies in 49 states, since its commercial launch in mid-2005. In February, 2006, ICOP Digital was approved as a federal GSA contractor, making the ICOP Model 20/20 readily available to federal agencies and helping to streamline contracting with a broad range of U.S. government agencies. Further, in light of the proposed new standards for digital in-car video systems published by the International Association of Chiefs of Police (IACP) in August of 2006, the Company believes that the ICOP Model 20/20 is currently the only product on the market that meets virtually all of the proposed new minimum specifications. The IACP is the world’s oldest and largest nonprofit membership organization of police executives, with over 19,000 members in over 100 different countries.

Having succeeded in establishing a strong and growing foothold in the U.S. law enforcement industry – representing a market for digital in-car video currently estimated at $2 billion in the U.S. alone — ICOP is now expanding its focus to execute on the next critical phase of its long term growth strategy. In furtherance of ICOP’s goal of positioning itself as the provider who the world’s communities naturally turn to for the most technologically advanced, community-centric surveillance and communications solutions, ICOP intends to release a number of new products that add to its VEIL OF PROTECTION™ product line-up.

Our principal business office is located at 16801 W. 116th Street, Lenexa, Kansas 66219, (913) 338-5550. Our website address is www.ICOP.com. Information contained in our website or any other website does not constitute part of this prospectus.

Offering by ICOP

We are registering for sale by us 1,150,000 shares issuable upon conversion of redeemable warrants issued in our October 2006 public offering. These warrants have an exercise price of $6.19 per share and expire on July 8, 2010.

RISK FACTORS

An investment in our securities involves a high degree of risk and many uncertainties. You should carefully consider the specific factors listed below, together with the cautionary statement that follows this section and the other information included in this prospectus, before purchasing our securities. If one or more of the possibilities described as risks below actually occurs, our operating results and financial condition would likely suffer and the trading price of our securities could fall, causing you to lose some or all of your investment in the securities we are offering. The following is a description of what we consider to be our key challenges and all material risks to our business and securities.

Risks Related to Our Business

We have a history of losses, and we expect to continue to operate at a loss at least for the near term and may never be profitable.

Since the inception of our current business in 2002, we have incurred net losses in every year. We also incurred a net loss for the six months ended June 30, 2007. We have had limited revenues to date and may never become profitable. We expect that our expenses will increase in the foreseeable future as we seek to expand our product line and sales and distribution network, implement internal systems and infrastructure and comply with the legal, accounting and corporate governance requirements imposed upon public companies. These ongoing financial losses may adversely affect our stock price.

Our limited operating history makes evaluation of our business difficult.

We have a limited operating history and have encountered, and expect to continue to encounter, many of the difficulties and uncertainties often faced by early stage companies. We commenced our current business operations in May 2002 and initiated the national roll-out of the ICOP Model 20/20 in June 2005. Accordingly, we have only a limited operating history by which you can evaluate our business and prospects. An investor must consider our business and prospects in light of the risks, uncertainties and difficulties frequently encountered by early stage companies, including limited capital, delays in product development, possible marketing and sales obstacles and delays, inability to gain customer acceptance or to achieve significant distribution of our products to customers and significant competition. We may not be able to successfully address these risks. If we are unable to address these risks, our business may not grow, our stock price may suffer, and we may be unable to stay in business.

We currently have a limited product offering, so a failure to generate significant revenues from our current product line would negatively impact our business.

We anticipate that sales of the ICOP Model 20/20 will account for nearly all of our revenues in the near-term. Our long-term success will depend, in significant part, on our ability to achieve market acceptance of the ICOP Model 20/20 in the law enforcement and other first responder markets, and on our success in deploying new products into the market. The failure to achieve either of these objectives would have a material adverse effect on our business, financial condition and results of operations.

The ICOP Model 20/20 is technologically complex, and our inability to improve the product and develop new products in the video surveillance market would adversely impact our ability to compete in our market.

To be competitive in our market, we must continually improve and expand our product line. Our success depends on our ability to anticipate advances in digital video technologies, enhance our existing product and develop and introduce new products and product line extensions to meet customer requirements and achieve market acceptance. This involves highly complex processes and will include components for which we have not yet demonstrated technical feasibility. Difficulty in development of new products or improvements to our existing product could delay or prevent the creation and release of such products, which would materially harm our business, operating results, financial condition and future growth. In addition, the introduction by others of new, protected technology could materially affect our ability to compete.

If we are unable to compete in our market, you may lose all or part of your investment.

Our market is highly competitive and highly fragmented. Most major in-car video manufacturers are in the process of developing, or have developed, new products that, like our ICOP Model 20/20, use digital video recording technology. Many of these competitors have significant advantages over us, including greater financial, technical, marketing and manufacturing resources, more extensive distribution channels, larger customer bases and faster response times to adapt new or emerging technologies and changes in customer requirements. As a result, our competitors may develop superior products or beat us to market with products similar to ours. If we are not successful in competing against our current and future competitors, you could lose your entire investment.

We may lose potential sales because of our inability to fulfill orders on a timely basis.

We use a third-party Japanese manufacturer to produce the ICOP Model 20/20, and the manufacturer makes its production and purchasing decisions based on information we provide regarding our projected needs. However, many customers will not provide us with forecasts of their requirements for our products. If those customers place significant orders, we may not be able to increase our production quickly enough to fulfill their orders. The inability to fulfill orders could damage our relationships with customers and reduce our sales which could have a material adverse effect on the value of your investment.

We may need to raise additional capital.

We are currently operating at a loss and expect our expenses to continue to increase as we expand our geographic presence throughout the United States and abroad. To date, we have relied almost exclusively on financing transactions to fund operations. In the future, new sources of capital may not be available to us when we need it or may be available only on terms we would find unacceptable. If such capital is not available on satisfactory terms or is not available at all, we may be unable to continue to fully develop our business, and our operations and financial condition may be materially and adversely affected. Debt financing, if obtained, could increase our expenses and would be required to be repaid regardless of operating results. Equity financing, if obtained, could result in dilution to our existing stockholders.

We depend on third parties to manufacture our product, and those third parties may not perform satisfactorily.

We do not have the resources, facilities or experience to manufacture our product, and therefore depend on third parties for its manufacture. We rely on a Japanese company for the development and exclusive manufacture of our ICOP Model 20/20 and on a Hong Kong company to provide electronic circuit and mechanical design and manufacturing services for a 900 MHz ISM band wireless microphone system used in the ICOP Model 20/20. Our manufacturing strategy presents the following risks:

•	we have limited control over the manufacturing processes;

•	if we have to change to new manufacturers, they would have to be educated in the processes necessary for the production of our products, which could be time consuming;

•

our Japanese manufacturer has certain rights related to an important process used in operating the ICOP Model 20/20; if this method were no longer available to us, we would have to redesign the product which could delay production; and

•	we may not have intellectual property rights, or may have to share intellectual property rights, to any improvements in the manufacturing processes or new manufacturing processes for our products.

Our use of manufacturers outside the United States may subject us to a number of risks that could disrupt the supply of our products and adversely impact sales, earnings and customer relationships.

Our ICOP Model 20/20 is manufactured in Japan and the microphone used in its operation is manufactured in Hong Kong. In addition to foreign currency risks, foreign manufacturing subjects us to a number of additional risks, including:

•	changes in trade policy and regulatory requirements;

•	uncertain economic conditions in the countries in which the manufacturing occurs;

•	duties, tariffs and other trade barriers and restrictions;

•	foreign collection problems; and

•	political and transportation risks.

Any of the above factors could disrupt the supply of products and adversely impact sales, earnings and customer relationships.

Because a significant portion of our expenses are incurred in a foreign currency, our results of operations may be harmed by inflation and currency fluctuations.

We expect to generate our revenues in U.S. dollars, but we incur a significant portion of our expenses in the local currency of Japan, where the exclusive manufacturer of our ICOP Model 20/20 is located. If the Japanese yen appreciates relative to the dollar, we may experience an increase in our expenses without a corresponding increase in our revenues. If our manufacturing dollar costs increase, our dollar-measured results of operations would be harmed.

Our operations could be harmed if we are unable to protect ourselves against currency fluctuations in the future. As of June 30, 2007, we were not engaged in any currency hedging transactions to decrease the risk of financial exposure fluctuations in the exchange rate of the dollar against the Japanese yen. If we do elect to enter into hedging transactions in the future, the costs of such transactions may be more than any resulting benefit.

Government agency budgetary and political constraints may delay or limit our sales.

Our principal customers for the ICOP Model 20/20 have been state and local police forces that are funded principally by limited local budgets and federal or state grants. These agencies may also experience political pressure that dictates the manner in which they spend money. As a result, even if an agency wants to acquire our product, it may be unable to purchase them due to budgetary or political constraints. Some orders may also be canceled or substantially delayed due to budgetary, political or other scheduling delays that frequently occur in connection with the acquisition of products by such agencies. Any such cancellations or delays would likely adversely affect our financial results which, in turn, could cause our stock price to decline.

We expend significant resources in anticipation of a sale due to our lengthy sales cycle and may receive no revenue in return.

Generally, law enforcement and other agencies that may consider using our product consider a wide range of issues before committing to purchase products such as an in-car video system, including product benefits, training costs, product reliability and budgetary constraints. The length of our sales cycle may range from 60 days to a year or more. We may incur substantial selling costs and expend significant effort in connection with the evaluation of our product by potential customers before they place an order. Initial orders by agencies typically are for a small number of units that are used to evaluate the product. If these potential customers do not purchase our product, we will have expended significant resources and received no revenue in return.

Customer order estimates may not be indicative of actual future sales.

Some of our customers provide us with forecasts of their requirements for our products over a period of time. We make many management decisions based on these customer estimates, including purchasing materials, hiring personnel and other matters that may increase our production capacity and costs. If a customer reduces its orders from prior estimates after we have increased our costs and production capabilities or committed to third-party manufacturers, this reduction will decrease our sales, and we may not be able to reduce our costs to account for this reduction in customer orders. Such increases in costs without increases in sales may reduce our profitability or our potential to achieve profitability and have a material adverse effect on the value of your investment.

If we are unable to protect our proprietary rights, the value of your investment may be materially and adversely affected.

Our failure to protect our proprietary rights could have a material adverse effect on our business, financial condition and results of operation. We cannot assure you that any patents, trademarks or copyrights or our other proprietary rights issued to, licensed or otherwise used by us, will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide competitive advantages to us. Furthermore, others may be able independently to develop substantially equivalent or superior proprietary technology and an equivalent product or system may be marketed in competition with our products, thereby substantially reducing the value of our proprietary rights. We also may not be able to protect our proprietary technology from duplication. Many successful technology companies have had their systems and methods of operation duplicated, almost entirely, by competitors. We cannot assure you that a competitor will not attempt to duplicate and improve upon the products that we may develop. Additionally, the prevention or unauthorized use and disclosure of our intellectual property will likely become more difficult as our business grows. We could incur substantial legal costs in defending any patent, trademark, copyright or other infringement claims or in asserting any patent rights, copyrights or other proprietary rights, including those granted by third parties, in a suit with another party. If we are unsuccessful in our efforts to protect our intellectual property and proprietary technology, you could lose all or part of your investment.

Successful infringement claims by third parties could result in substantial damages, lost product sales and the loss of important proprietary rights.

There has been substantial litigation regarding patent and other intellectual property in various high technology industries. In the future, we may be notified of allegations that we may be infringing on intellectual property rights possessed by others. Should litigation be brought against us, such litigation could be extremely expensive and time consuming and could materially adversely affect our business, financial condition and results of operations, regardless of the outcome of the litigation. Such litigation could also result in loss of certain proprietary rights, significant monetary liability and barriers to product manufacturing. Any of these outcomes could materially harm our business and have a material negative impact on the value of your investment.

Pressure by our customers to reduce prices and agree to long-term supply arrangements may adversely affect our net sales or profit margins.

Our customers and potential customers, especially in the law enforcement industry, are often under budgetary pressure and are price sensitive. Our customers may negotiate supply arrangements with us well in advance of delivery dates, thereby requiring us to commit to product prices before we can accurately determine our costs. If this happens, we may have to reduce our third-party manufacturing costs and obtain higher volume orders to offset lower average sales prices. If we are unable to offset lower sales prices by reducing our costs, our gross profit margins will decline. This could have a material negative effect on the value of your investment.

The loss of our key management personnel could result in a material adverse effect on our business.

Our future success depends in large part upon the continued service of key members of our senior management team, including David C. Owen, our Chairman and Chief Executive Officer, Laura E. Owen, our President, Chief Operating Officer and Corporate Secretary and Derick Shupe, our Chief Financial Officer. We maintain a key-person life insurance policy for Laura E. Owen, but not for David C. Owen nor Derick Shupe. The loss of the services of any of these officers could seriously harm our business and our future prospects.

If we are unable to manage rapid growth effectively, our operating results could be adversely affected.

Our business strategy anticipates rapid growth for the foreseeable future. This growth will place significant strain on our administrative, operational and financial resources and increase demands on our systems and controls. To manage our future growth, we will need to attract, hire and retain highly skilled and motivated officers and employees and improve existing systems and/or implement new systems for information processing, operational and financial management and training, integrating and managing our growing employee base. If we are unable to manage growth effectively, our operating results could be adversely affected.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, investors could lose confidence in our financial reporting, which would harm our business and the trading price of our securities.

Effective internal controls are necessary for us to provide reliable financial reports. If we cannot provide reliable financial reports, our brand and operating results could be harmed. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could negatively affect the trading price of our stock.

Compliance with the requirements imposed by Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our operating results.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), beginning with our Annual Report on Form 10-KSB for the fiscal year ending December 31, 2007, we will be required to furnish a report by our management on our internal control over financial reporting. To achieve compliance with Section 404 of Sarbanes-Oxley within the prescribed period, we will need to engage in a process to document and evaluate our internal control over financial reporting, which will be both costly and challenging. Beginning with our Annual Report on Form 10-KSB for the fiscal year ending December 31, 2008, our independent auditor will also be required to furnish a report on our internal controls over financial reporting. We can provide no assurance as to our or our independent auditors’ conclusions with respect to the effectiveness of our internal control over financial reporting under Section 404 of Sarbanes-Oxley. There is a risk that neither we nor our independent auditors will be able to conclude that our internal controls over financial reporting are effective as required by Section 404 of Sarbanes-Oxley. Moreover, the costs to comply with Section 404 of Sarbanes-Oxley, as currently in effect, could have a material adverse effect on our operating results.

Defects in our products could impair our ability to sell our products or could result in litigation and other significant costs.

Detection of any significant defects in our products may result in, among other things, delay in time-to-market, loss of market acceptance and sales of our products, diversion of development resources, injury to our reputation, or increased warranty costs. Because our products are complex, they may contain defects that cannot be detected prior to shipment. These defects could harm our reputation and impair our ability to sell our products. The costs we may incur in correcting any product defects may be substantial and could decrease our profit margins. Additionally, errors, defects or other performance problems could result in financial or other damages to our customers, which could result in litigation. Product liability litigation, even if we prevail, would be time consuming and costly to defend. Our product liability insurance may not be adequate to cover claims.

Our operating results may fluctuate, which makes our results difficult to predict and could cause our results to fall short of expectations.

Our operating results may fluctuate as a result of a number of factors, many of which are outside of our control. For these reasons, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our quarterly and annual expenses as a percentage of our revenues may be significantly different from our historical or projected rates. Our operating results in future quarters may fall below expectations. Any of these events could cause our stock price to fall. Each of the risk factors listed in this “Risk Factors” section, as well as others including general economic conditions, political events such as war, threat of war and terrorist actions, and natural disasters, may adversely affect our operating results and the prices of our securities.

Risks Related to Investment in Our Securities

The redeemable warrants may be redeemed on short notice, which may have an adverse effect on their price.

The redeemable warrants that are exercisable for the shares of common stock can be called for redemption on short notice. We may redeem the warrants for $0.25 per warrant on 30 days’ prior written notice at any time after our accumulated gross revenue, as reviewed by our independent auditors, exceeds $15 million. We achieved this threshold in September 2007. If we give notice of redemption, holders of our warrants will be forced to sell or exercise the warrants they hold or accept the redemption price. The notice of redemption could come at a time when it may not be advisable or possible for holders of our warrants to sell or exercise the warrants they hold, and, therefore, those holders may not be able to realize the value of the warrants they own.

If we do not maintain an effective registration statement or comply with applicable state securities laws, our warrant holders may not be able to exercise the redeemable warrants.

For the holders of our redeemable warrants to be able to exercise their warrants, the shares of our common stock to be issued upon exercise of those warrants must be covered by an effective and current registration statement and qualify or be exempt under the securities laws of the state or other jurisdiction in which the warrant holders live. We can give no assurance that we will be able to continue to maintain a current registration statement relating to the shares of our common stock underlying the redeemable warrants or that an exemption from registration or qualification will be available throughout their term. This may have an adverse effect on demand for the redeemable warrants and the prices that can be obtained from reselling them.

While the warrants are outstanding, it may be more difficult to raise additional equity capital.

The redeemable warrants that are exercisable for the shares of common stock and the representative’s warrants will expire on July 8, 2010. While these and other warrants are outstanding, we may find it more difficult to raise additional equity capital. Also, we may be forced to honor the exercise of the warrants at times when we may be able to obtain additional equity capital on more favorable terms from other sources.

Future sales or the potential for sale of a substantial number of shares of our common stock could cause the trading price of our common stock and warrants to decline and could impair our ability to raise capital through subsequent equity offerings.

Sales of a substantial number of shares of our common stock in the public markets, or the perception that these sales may occur, could cause the market price of our stock and redeemable warrants to decline and could materially impair our ability to raise capital through the sale of additional equity securities. For example, the grant of a large number of stock options or other securities under an equity incentive plan or the sale of our securities in private placement transactions at a discount from market value could adversely affect the market price of our common stock or warrants.

Our principal stockholders, directors and executive officers will continue to have substantial control over our company after this offering, which could limit the ability of our other stockholders to influence the outcome of key transactions, including a change in control, and could result in the approval of transactions that would be adverse to their interests.

Our principal stockholders, directors and executive officers and entities affiliated with them will beneficially own over 20% of the outstanding shares of our common stock following this offering. As a result, these stockholders, if they were to act together, would be able to influence matters requiring approval by our stockholders. They may also have interests that differ from our remaining stockholders and may vote in a manner that would be adverse to the interests of the other stockholders. The concentration of ownership could have the effect of delaying, preventing or deterring a change in control of our company, depriving our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company and affecting the market price of our common stock.

FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate” and “estimate,” the negative of these words or other comparable words. These statements are only predictions. You should not place undue reliance on these forward-looking statements. The forward-looking statements are qualified by their terms and/or important factors, many of which are outside our control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made. Such factors include, among other things, those described elsewhere in this prospectus and the following:

•	the ICOP Model 20/20 not being accepted by the law enforcement industry;

•	difficulty meeting demand for in-car video technologies at a cost that results in a profit;

•	our ability to improve our product and to develop other products necessary to compete in the industry;

•	our ability to bring future products to market;

•	the ICOP Model 20/20 being replaced by more advanced technologies and thereby becoming obsolete;

•	the limited number of product offerings;

•	budget cuts in the law enforcement industry affecting purchasing levels;

•	our lack of profitability and operating history;

•	our limited ability to control interruptions in production by the outside manufacturer of the ICOP Model 20/20;

•	our ability to protect proprietary rights or the possibility that others may bring infringement claims against us;

•	a highly competitive and fragmented market;

•	loss of key management personnel;

•	our ability to manage rapid growth;

•	criminal procedure court rulings that may exclude evidence collected by our systems;

•	general economic and business conditions in the United States;

•	potential warranty or product liability claims; and

•	other factors detailed in our filings with the Securities and Exchange Commission (the “SEC”).

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, as of the date of this prospectus, taking into account information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors detailed in our filings with the SEC, not all of which are known to us as of the date of this prospectus. Neither we nor any other person assumes responsibility for the accuracy or completeness of these statements. We undertake no obligation to revise, or publicly release the results of any revision to, these forward-looking statements. Our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements.

USE OF PROCEEDS

If all of the redeemable warrants listed on the cover page of this prospectus are exercised, we would receive gross proceeds of up to $7,118,500 before deducting expenses estimated at $17,500, and payment of warrant solicitation fees of up to $355,925. We will retain discretion over the use of the net proceeds we may receive from this offering, but we currently intend to use such proceeds, if any, for inventory purchases, nonrecurring engineering costs, sales and marketing and general corporate purposes.

PLAN OF DISTRIBUTION

The shares of common stock issuable upon the exercise of the redeemable warrants will be offered solely by us, and no underwriters are participating in this offering. For the holders to exercise the redeemable warrants issued in connection with our October 2006 public offering, there must be a current registration statement covering the common stock underlying the warrants on file with the SEC. The issuance of the common stock also must be registered with various state securities commissions or exempt from registration under the securities laws of the states where the public warrant holders reside. We intend to maintain a current registration statement while the redeemable warrants and the representative’s warrants are exercisable. The redeemable warrants and the representative’s warrants expire on July 8, 2010, unless redeemed earlier.

We have engaged Paulson Investment Company, Inc. (“Paulson”), on a non-exclusive basis, as our agent for the solicitation of the exercise of the redeemable warrants if and when they are called for redemption. To the extent not inconsistent with the guidelines of the Financial Industry Regulatory Authority (FINRA) and the rules and regulations of the SEC, we have agreed to pay Paulson for bona fide services rendered a commission of up to 5% of the exercise price for each redeemable warrant if the exercise was solicited by Paulson. In addition to soliciting, either orally or in writing, the exercise of the redeemable warrants, Paulson’s services may also include disseminating information, either orally or in writing, to holders about us or the market for our securities, and assisting in the processing of the exercise of redeemable warrants. However, no compensation will be paid to Paulson upon the exercise of a redeemable warrant if:

•	the market price of the underlying shares of common stock is lower than the exercise price;

•	the holder of a redeemable warrant has not confirmed in writing that Paulson solicited his, her or its exercise;

•	the redeemable warrant is held in a discretionary account;

•	the redeemable warrant is exercised in an unsolicited transaction; or

•	the arrangement to pay the commission is not disclosed in the prospectus provided to the holder at the time of exercise.

We may enter into agreements on substantially the same terms with other broker-dealers.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 50,000,000 shares of no par value common stock, and 5,000,000 shares of no par value preferred stock. As of October 12, 2007, we had 7,455,054 shares of common stock and no shares of preferred stock outstanding. Assuming the sale of the 1,150,000 shares appearing on the cover page of this prospectus, we will have 8,605,054 shares of common stock outstanding.

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our articles of incorporation and our bylaws, both as amended (our “Articles of Incorporation” and “Bylaws,” respectively).

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. Subject to the preference in dividend rights of any series of preferred stock which we may issue in the future, the holders of common stock are entitled to receive such cash dividends, if any, as may be declared by our Board of Directors out of legally available funds. Upon liquidation, dissolution or winding up, after payment of all debts and liabilities and after payment of the liquidation preferences of any shares of preferred stock then outstanding, the holders of the common stock will be entitled to participate pro rata in all assets that are legally available for distribution.

Other than the rights described above, the holders of common stock have no preemptive subscription, redemption, sinking fund or conversion rights and are not subject to further calls or assessments. The rights and preferences of holders of common stock will be subject to the rights of any series of preferred stock which we may issue in the future.

Redeemable Warrants

General. The redeemable warrants may be exercised until July 8, 2010, unless redeemed earlier. Each redeemable warrant entitles the holder to purchase one share of common stock at an exercise price of $6.19 per share. This exercise price will be adjusted if specific events, summarized below, occur. A holder of redeemable warrants will not be deemed a holder of the underlying stock for any purpose until the redeemable warrant is exercised.

Redemption. We will have the right to redeem the redeemable warrants at a price of $0.25 per warrant after providing 30 days prior written notice to the warrant holders at any time after our accumulated gross revenue, as reviewed by our independent auditors, exceeds $15 million. We will send a written notice of redemption by first class mail to holders of the warrants at their last known addresses appearing on the registration records maintained by the transfer agent. No other form of notice or publication will be required. If we call the warrants for redemption, the holders of the warrants will then have to decide whether to sell warrants, exercise them before the close of business on the business day preceding the specified redemption date or hold them for redemption.

We have engaged Paulson, on a non-exclusive basis, as our agent for the solicitation of the exercise of the redeemable warrants if and when they are called for redemption. To the extent not inconsistent with the guidelines of the Financial Industry Regulatory Authority (FINRA) and the rules and regulations of the SEC, we have agreed to pay Paulson for bona fide services rendered a commission of up to 5% of the exercise price for each redeemable warrant if the exercise was solicited by Paulson. In addition to soliciting, either orally or in writing, the exercise of the redeemable warrants, Paulson’s services may also include disseminating information, either orally or in writing, to holders about us or the market for our securities, and assisting in the processing of the exercise of redeemable warrants. However, no compensation will be paid to Paulson upon the exercise of a redeemable warrant if:

•	the market price of the underlying shares of common stock is lower than the exercise price;

•	the holder of a redeemable warrant has not confirmed in writing that Paulson solicited his, her or its exercise;

•	the redeemable warrant is held in a discretionary account;

•	the redeemable warrant is exercised in an unsolicited transaction; or

•	the arrangement to pay the commission is not disclosed in the prospectus provided to the holder at the time of exercise.

We may enter into agreements on substantially the same terms with other broker-dealers.

Exercise. The holders of the redeemable warrants issued in connection with our July 2005 and October 2006 public offerings (including those redeemable warrants underlying the representative’s warrants) may exercise them only if an appropriate registration statement is then in effect. To exercise a warrant, the holder must deliver to our transfer agent the warrant certificate on or before the expiration date or the redemption date, as applicable, with exercise instructions and payment of the full exercise price for the number of warrants being exercised. Fractional shares of common stock will not be issued upon exercise of the warrants.

Adjustments in Certain Events. We will make adjustments to the terms of the redeemable warrants if certain events occur. If we distribute to our stockholders additional shares of common stock through a dividend or distribution, or if we effect a stock split of our common stock, we will adjust the total number of shares of common stock purchasable on exercise of a warrant so that the holder of a warrant thereafter exercised will be entitled to receive the number of shares of common stock the holder would have owned or received after such event if the warrant holder had exercised the warrant before the event causing the adjustment. The aggregate exercise price of the warrant will remain the same in that circumstance, but the effective purchase price per share of common stock purchasable upon exercise of the warrant will be proportionately reduced because a greater number of common stock shares will then be purchasable upon exercise of the adjusted warrant. If, however, we effect a dividend, distribution or stock split that increases our outstanding common stock by 50% or more, we will instead proportionately increase the number of warrants outstanding rather than increasing the number of shares of common stock underlying each warrant. Each warrant will then continue to be exercisable for the same number of shares as before the event requiring the increase in the number of outstanding warrants, but the exercise price of each warrant will be correspondingly reduced.

In the event of a capital reorganization or reclassification of our common stock, the redeemable warrants will be adjusted so that thereafter each warrant holder will be entitled to receive upon exercise the same number and kind of securities that such holder would have received if the warrant had been exercised before the capital reorganization or reclassification of our common stock.

If we merge or consolidate with another corporation, or if we sell our assets as an entirety or substantially as an entirety to another corporation, we will make provisions so that warrant holders will be entitled to receive upon exercise of a warrant the kind and number of securities, cash or other property that would have been received as a result of the transaction by a person who was our stockholder immediately before the transaction and who owned the same number of shares of common stock for which the warrant was exercisable immediately before the transaction. No adjustment to the warrants will be made, however, if a merger or consolidation does not result in any reclassification or change in our outstanding common stock.

Preferred Stock

As of October 12, 2007, there were 5,000,000 shares of preferred stock authorized, of which 1,000,000 shares were designated as Series A Convertible Preferred Stock. As of October 12, 2007, there were no shares of preferred stock outstanding.

Our Board of Directors is authorized by our Articles of Incorporation to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to Colorado law, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by our stockholders. Any shares of preferred stock so issued would have priority over our common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by our stockholders and may adversely affect the voting and other rights of the holders of our common stock. At present we have no plans to issue any additional shares of preferred stock or to adopt any new series, preferences or other classification of preferred stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable a holder to block such a transaction. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of holders of our common stock. Although our Board of Directors is required to make any determination to issue preferred stock based on its judgment as to the best interests of our stockholders, our Board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which such stockholders might receive a premium for their stock over the then market price of such stock. Our Board presently does not intend to seek stockholder approval prior to the issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange rules.

Other Warrants

Bridge Warrants. In March 2005, we completed a $2.2 million bridge loan from lenders to help us meet our working capital needs. In connection with these bridge loans, we issued warrants (“Bridge Warrants”) to the noteholders to purchase up to approximately 400,000 shares of common stock at an exercise price of $4.125 per share, subject to certain adjustments. The Bridge Warrants expire on January 31, 2010. A total of 360,002 of these Bridge Warrants remained unexercised and outstanding at October 12, 2007.

Consultants’ Warrants. In September 2005, we issued a warrant to a consultant to purchase up to 25,000 shares of common stock for $7.50 per share, subject to certain adjustments. The warrant expires in January 2008. In November 2005, we issued a warrant to a consultant to purchase up to 25,000 shares of common stock for $7.50 per share, subject to certain adjustments. The warrant expires in November 2010. In August 2006, we issued a warrant to a consultant to purchase up to 10,000 shares of common stock for $7.50 per share, subject to certain adjustments. The warrant expires in December 2011. In September 2006, we issued a warrant to a consultant to purchase up to 30,000 shares of common stock for $6.81 per share, subject to certain adjustments. The warrant expires in August 2009. All of these warrants remained unexercised and outstanding at October 12, 2007.

Independent Directors’ Warrants. In 2005, we granted each member of our audit committee a warrant to purchase 5,000 shares of our common stock at an exercise price of $6.535 per share, subject to certain adjustments. The warrants expire in December 2010. These warrants remained unexercised and outstanding at October 12, 2007.

2005 Public Offering. In July 2005, we completed a public offering of 1,495,000 units, each unit consisting of two shares of common stock and two redeemable warrants. The underlying redeemable warrants are exercisable at $6.19 per share.

Representative’s Purchase Warrant. In connection with our public offering and sale of 1,300,000 units in July 2005, we issued a warrant to Paulson Investment Company, Inc., the representative of the underwriters, to purchase up to 130,000 units at an exercise price of $9.90 per unit, subject to certain adjustments. Each unit consists of two shares of common stock and two redeemable warrants. The representative’s warrant expires in July 2010, and 99,150 representative’s warrants are outstanding at October 12, 2007.

Private Placement Warrants. In December 2005, we completed a private placement of 650,000 shares of common stock and 227,500 redeemable warrants(“Placement Redeemable Warrants”) identical to the redeemable warrants issued in our July 2005 and October 2006 public offerings.

Placement Agent Warrants. In connection with our December 2005 private placement, we issued a warrant to the placement agent, Paulson Investment Company, Inc., to purchase up to 65,000 shares of common stock and 22,750 underlying redeemable warrants (“Agent Redeemable Warrants”) at an exercise price of $5.92 per one share and 0.35 redeemable warrant, subject to certain adjustments. The placement agent warrant expires in July 2010.

Except for the August 2006 consultant’s warrant to purchase 10,000 shares for $7.50 per share, all of the shares underlying each of the aforementioned warrants (including the shares underlying Placement Redeemable Warrants and the Agent Redeemable Warrants) have been registered under the Securities Act.

Authorized but Unissued Shares

The authorized but unissued shares of common and preferred stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares could hinder or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

The Colorado Business Corporation Act provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s articles of incorporation or bylaws, unless the corporation’s articles of incorporation or Bylaws, as the case may be, requires a greater percentage. Neither our articles nor our bylaws require a greater percentage. Our bylaws may also be amended unilaterally by the Board of Directors except where such an amendment would amend a bylaw previously approved by the stockholders.

Anti-Takeover Effects of Certain Provisions of Colorado Law and Our Articles of Incorporation and Bylaws

Our Articles of Incorporation and Bylaws contain a number of provisions that could make our acquisition by means of a tender or exchange offer, a proxy contest or otherwise more difficult. These provisions are summarized below.

Removal of Directors. Our Bylaws provide that our directors may only be removed by the affirmative vote of the shares entitled to vote at an election of directors; provided, however, that if less than the entire Board of Directors is to be removed, no one director may be removed if the vote cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors. Although our bylaws do not give the Board the power to approve or disapprove stockholder nominations for the election of directors or of any other business stockholders desire to conduct at an annual or any other meeting, the bylaws may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular annual meeting if the proper procedures are not followed, or discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control, even if the conduct of that solicitation or attempt might be beneficial to our stockholders.

Staggered Board. Our Board of Directors is divided into three nearly equal classes, with the directors of one class standing for election each year. Staggered terms tend to protect against sudden changes in management and may have the effect of delaying, deferring or preventing a change in our control without further action by our stockholders, such as removing directors from our Board as provided under Colorado law.

Stockholder Action by Written Consent; Special Meetings. Colorado law prohibits stockholder action by written consent in lieu of a meeting unless such written action is signed by all of our stockholders or such lesser number of stockholders if provided for in the Articles of Incorporation. Our Articles of Incorporation provide that written consent of an action may be effected by signatures of that number of shares of common stock required to approve that action. Our bylaws provide that special meetings of stockholders can be called by the President, by the Board of Directors, or by the President upon the request of holders of 10% or more of the outstanding shares entitled to vote at the meeting.

INDEMNIFICATION

Our Bylaws provide that, in the event a director, officer or employee is made a party or threatened to be made a party by reason of service as a director, officer or employee of the Company (or by reason of service as a director, officer, employee or agent of another entity at the request of the Company), then we shall indemnify that individual against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action if the person acted in good faith and, in the case of conduct in the person’s official capacity, in a manner the person reasonably believed to be in the best interests of the Company or, in all other cases, in a manner that was at least not opposed to the Company’s best interests. Notwithstanding the foregoing, no indemnification shall be made if the person is adjudged to be liable to the Company, or if the person is adjudged liable on the basis that the person derived an improper personal benefit. Under certain circumstances, we may pay expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit or proceeding in advance to the final disposition of the matter. Furthermore, our Articles of Incorporation, as amended, provide for indemnification of our directors, officers, agents, fiduciaries and employees against any claim, liability or expense arising against or incurred by such person because the person is or was a director, officer, fiduciary, or employee of the Company (or because the person served as a director, officer, employee, partner, trustee or agent of another entity at the request of the Company) to the maximum extent permitted under Colorado law. Colorado law generally permits a corporation to provide indemnification if the individual: (i) acted in good faith; and (ii) reasonably believed that, in the case of conduct in an official capacity, such conduct was in the corporation’s best interests and, in all other cases, that such conduct was at least not opposed to the corporation’s best interests. In a criminal proceeding, the person must have had no reasonable cause to believe the person’s conduct was unlawful.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

OF SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted for directors, officers or persons controlling the Company pursuant to applicable state law, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXPERTS

The financial statements included in our annual report on Form 10-KSB for the year ended December 31, 2006 have been audited by Cordovano & Honeck LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report, and are incorporated in this prospectus by reference in reliance upon such report given upon the authority of them as experts in auditing and accounting.

LEGAL MATTERS

The validity of the securities offered hereby will be passed on by Holland & Knight LLP, Portland, Oregon.

INFORMATION INCORPORATED BY REFERENCE

This prospectus is part of a registration statement on Form S-3. The SEC allows this filing to “incorporate by reference” information that the Company previously has filed with the SEC. This means the Company can disclose important information to you by referring you to other documents that it has filed with the SEC. The information that is incorporated by reference is considered part of this prospectus, and information that the Company files later will automatically update and may supersede this information. For further information about the Company and the securities being offered, you should refer to the registration statement and the following documents that are incorporated by reference:

•	Our annual report on Form 10-KSB filed on March 22, 2007, which contains audited financial statements for the fiscal year ended December 31, 2006;

•	Our quarterly report on Form 10-QSB filed on May 11, 2007, for the quarter ended March 31, 2007;

•	Our quarterly report on Form 10-QSB filed on August 14, 2007, for the quarter ended June 30, 2007;

•	Our current reports on Forms 8-K filed on March 22, 2007, May 11, 2007, June 4, 2007 and August 13, 2007;

•

All other reports filed by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by the annual report referred to above; and

•	The description of our common stock contained in Forms 8-A filed on July 6, 2005 and any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company subsequent to those listed above with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of all documents that are incorporated by reference in this prospectus by writing or telephoning us at the following address and number: ICOP Digital, Inc., 16801 W. 116th Street, Lenexa, Kansas 66219, telephone (913) 338-5550. We will provide copies of all documents requested (not including exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents or this prospectus) without charge.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement because certain information has been incorporated into the registration statement by reference in accordance with the rules and regulations of the SEC. Please review the documents incorporated by reference for a more complete description of the matters to which such documents relate.

We are subject to the informational reporting requirements of the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements, and other information with the SEC. You can inspect and copy these reports, proxy statements, and other information at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available on the SEC’s web site. The address of this site is http://www.sec.gov.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, all of which are being borne by the Company.

Legal fees and expense	$11,250
Accounting fees and expenses	$2,500
Other	$3,750
Total	$17,500

We also may pay broker-dealers, including Paulson Investment Company, Inc., up to $355,925 in connection with their solicitation of the exercise of the 1,150,000 redeemable warrants sold in our October 2006 public offering.

Item 15.	Indemnification of Directors and Officers.

Our Bylaws provide that, in the event a director, officer or employee is made a party or threatened to be made a party by reason of service as a director, officer or employee of the Company (or by reason of service as a director, officer, employee or agent of another entity at the request of the Company), then we shall indemnify that individual against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action if the person acted in good faith and, in the case of conduct in the person’s official capacity, in a manner the person reasonably believed to be in the best interests of the Company or, in all other cases, in a manner that was at least not opposed to the Company’s best interests. Notwithstanding the foregoing, no indemnification shall be made if the person is adjudged to be liable to the Company, or if the person is adjudged liable on the basis that the person derived an improper personal benefit. Under certain circumstances, we may pay expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit or proceeding in advance to the final disposition of the matter. Furthermore, our Articles of Incorporation, as amended, provide for indemnification of our directors, officers, agents, fiduciaries and employees against any claim, liability or expense arising against or incurred by such person because the person is or was a director, officer, fiduciary, or employee of the Company (or because the person served as a director, officer, employee, partner, trustee or agent of another entity at the request of the Company) to the maximum extent permitted under Colorado law. Colorado law generally permits a corporation to provide indemnification if the individual: (i) acted in good faith; and (ii) reasonably believed that, in the case of conduct in an official capacity, such conduct was in the corporation’s best interests and, in all other cases, that such conduct was at least not opposed to the corporation’s best interests. In a criminal proceeding, the person must have had no reasonable cause to believe the person’s conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors, officers or persons controlling the Company pursuant to applicable state law, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits.

Exhibit No.	Description
3.1	Articles of Incorporation (incorporated by reference to Exhibit 2.1 of the Registration Statement on Form 10 filed with the Commission on September 13, 1999).

3.2	First Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Form 8-K filed August 16, 2001).

3.3	Second Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Form 8-K filed August 26, 2002).

3.4	Third Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.4 of the Form SB-2 registration statement filed April 4, 2005).

3.5	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Form 8-K filed August 16, 2001).

3.6	Fourth Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.5 of the Form 10-KSB filed March 22, 2007).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form SB-2 filed April 4, 2005 (Reg. No. 333-123827), as amended).

4.2	Form of Redeemable Public Warrant.*

4.3	Form of Warrant Agreement with Computershare Trust Company dated as of October 19, 2006.*

4.4	Form of Unit Certificate (incorporated by reference to Exhibit 4.4 to our Registration Statement on Form SB-2 filed April 4, 2005 (Reg. No. 333-123827), as amended).

4.5	Form of Warrant Agreement with Computershare Trust Company dated as of July 13, 2005 (incorporated by reference to Exhibit 4.4 to our Registration Statement on Form SB-2 filed April 4, 2005 (Reg. No. 333-123827), as amended).

4.6	Form of Warrant Agreement with Computershare Trust Company dated as of December 8, 2005 (incorporated by reference to Exhibit 4.3 to our Registration Statement on Form S-3 filed January 4, 2006 (Reg. No. 333-130856)).

4.7	Form of Representative’s Warrant (incorporated by reference to Exhibit 4.6 to our Registration Statement on Form SB-2 filed April 4, 2005 (Reg. No. 333-123827), as amended).

4.8	Form of Warrant Solicitation Agreement.

5.1	Opinion of Holland & Knight LLP.*

23.1	Consent of Cordovano and Honeck, LLP.

23.2	Consent of Holland & Knight LLP (included in Exhibit 5.1).*

24.1	Power of Attorney.*

*	Previously filed.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) (§ 230.424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any additional or changed material information on the plan of distribution.

Provided, however, that,

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this undertaking do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) that, for determining liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(6) If the registrant requests acceleration of the effective date of the registration statement under Rule 461, then in the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Lenexa, Kansas on October 19, 2007.

ICOP Digital, Inc.

By:	/s/ David C. Owen
David C. Owen, Chief Executive Officer

Pursuant to the requirements of the Securities Act, this post-effective amendment has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David C. Owen	Chief Executive Officer and Chairman of the Board	October 19, 2007
David C. Owen	(Principal Executive Officer)

/s/ Derick Shupe	Chief Financial Officer	October 19, 2007
Derick Shupe	(Principal Accounting and Financial Officer)

/s/ Laura E. Owen	President, Chief Operating Officer and Director	October 19, 2007
Laura E. Owen

/s/ L. Derrick Ashcroft*	Director	October 19, 2007
L. Derrick Ashcroft

/s/ Noel Koch*	Director	October 19, 2007
Noel Koch

/s/ Roger L. Mason*	Director	October 19, 2007
Roger L. Mason

* By:	/s/ David C. Owen
David C. Owen
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Incorporation (incorporated by reference to Exhibit 2.1 of the Registration Statement on Form 10 filed with the Commission on September 13, 1999).

3.2	First Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Form 8-K filed August 16, 2001).

3.3	Second Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Form 8-K filed August 26, 2002).

3.4	Third Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.4 of the Form SB-2 registration statement filed April 4, 2005).

3.5	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Form 8-K filed August 16, 2001).

3.6	Fourth Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.5 of the Form 10-KSB filed March 22, 2007).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form SB-2 filed April 4, 2005 (Reg. No. 333-123827), as amended).

4.2	Form of Redeemable Public Warrant.*

4.3	Form of Warrant Agreement with Computershare Trust Company dated as of October 19, 2006.*

4.4	Form of Unit Certificate (incorporated by reference to Exhibit 4.4 to our Registration Statement on Form SB-2 filed April 4, 2005 (Reg. No. 333-123827), as amended).

4.5	Form of Warrant Agreement with Computershare Trust Company dated as of July 13, 2005 (incorporated by reference to Exhibit 4.4 to our Registration Statement on Form SB-2 filed April 4, 2005 (Reg. No. 333-123827), as amended).

4.6	Form of Warrant Agreement with Computershare Trust Company dated as of December 8, 2005 (incorporated by reference to Exhibit 4.3 to our Registration Statement on Form S-3 filed January 4, 2006 (Reg. No. 333-130856)).

4.7	Form of Representative’s Warrant (incorporated by reference to Exhibit 4.6 to our Registration Statement on Form SB-2 filed April 4, 2005 (Reg. No. 333-123827), as amended).

4.8	Form of Warrant Solicitation Agreement.

5.1	Opinion of Holland & Knight LLP.*

23.1	Consent of Cordovano and Honeck, LLP.

23.2	Consent of Holland & Knight LLP (included in Exhibit 5.1).*

24.1	Power of Attorney.*

*	Previously filed.